Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of June 30, 2006 and the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2006 and the year ended December 31, 2005 are based on the historical financial statements of Tessera Technologies Inc. and Digital Optics Corporation (“Digital”) after giving effect to Tessera’s acquisition of Digital using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements as if such acquisition had occurred as of June 30, 2006, for pro forma balance sheet purposes and as of January 1, 2005, for pro forma income statement purposes.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed from Digital in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of those estimates and analyses. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined consolidated financial position or results of operation in future periods or the results that actually would have been realized had Tessera and Digital been a combined company during the specified periods. Certain reclassification adjustments have been made in the presentation of the Digital historical amounts to conform Digital’s financial statement basis of presentation to that followed by Tessera. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, Tessera’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2005 and in its Form 10-Q for the six months ended June 30, 2006, and Digital’s historical consolidated financial statements for the years ended December 31, 2005 and 2004 and for the six months ended June 30, 2006 and 2005, which are included as Exhibits 99.1 and 99.2, respectively, to this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF TESSERA AND DIGITAL

As of June 30, 2006

(in thousands)

	Historical		Pro Forma
	Tessera Technologies Inc. (A)	Digital (B)	Adjustments (Note 3)		Combined
ASSETS
Current assets:
Cash and cash equivalents	$146,503	$10,532	$(59,500	)(C)	$97,535
Accounts receivable	4,407	3,054	—		7,461
Inventory	—	1,490	(1,490	)(D)	—
	—	—	3,180	(E)	3,180
Other current assets	4,399	118	—		4,517

Total current assets	155,309	15,194	(57,810)		112,693

Property and equipment, net	7,781	13,156	(13,156	)(F)	7,781
	—	—	18,270	(G)	18,270
Other assets	10,514	—	—		10,514
Intangible assets, net	12,209	756	(756	)(H)	12,209
	—	—	19,100	(I)	19,100
Goodwill	24,196	—	14,628	(J)	38,824

Total assets	$210,009	$29,106	$(19,724)		$219,391

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,015	$199	$—		$2,214
Accrued liabilities	14,841	1,042	1,000	(K)	16,883
Deferred revenue	663	—	—		663
Current portion of long term debt	—	568	—		568

Total current liabilities	17,519	1,809	1,000		20,328

Long-term debt	—	6,573	—		6,573
Series 1 Mandatorily Redeemable Convertible Preferred Stock	—	11,247	(11,247	)(L)	—

Stockholders’ equity:
Common Stock	46	6	(6	)(L)	46
Additional paid-in capital	192,847	43,080	(43,080	)(L)	192,847
Retained earnings (accumulated deficit)	(403)	(33,609)	33,609	(L)	(403)

Total stockholders’ equity	192,490	9,477	(20,724)		192,490

Total liabilities, mandatory redeemable convertible preferred stock and stockholders’ equity	$210,009	$29,106	$(19,764)		$219,391

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME OF TESSERA AND DIGITAL

(in thousands, except per share amounts)

For the six months ended June 30, 2006

	Historical		Pro Forma
	Tessera Technologies, Inc. (A)	Digital (B)	Adjustments		Combined
Revenues:
Royalty and license fees	$38,901	$—	$—		$38,901
Past production payments	1,633	—	—		1,633
Products and services revenues	7,389	12,838	—		20,227

Total revenues	47,923	12,838	—		60,761

Operating expenses:
Cost of revenues	7,422	4,603	(267	)(M)	11,758
	—	—	(43	)(N)	(43)
	—	—	913	(O)	913
Research and development	7,272	2,019	(2	)(M)	9,289
Selling, general and administrative	33,975	2,408	7	(M)	36,390
	—	—	568	(O)	568

Total operating expenses	48,669	9,030	1,176		58,875

Operating income/(loss)	(746)	3,808	(1,176)		1,886
Other income/(expense), net	2,724	(42)	(1,309	)(P)	1,373

Income/(loss) before taxes	1,978	3,766	(2,485)		3,259
Income tax provision/(benefit)	1,819	100	(1,006	)(Q)	913

Net income/(loss)	$159	$3,666	(1,479)		2,346

Basic and diluted net income per share attributable to common stockholders:
Net income per common share; basic	$—				$0.05

Net income per common share; diluted	$—				$0.05

Weighted average number of shares used in per share calculations; basic	45,684				45,684

Weighted average number of shares used in per share calculations; diluted	47,918				47,918

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME OF TESSERA AND DIGITAL

(in thousands, except per share amounts)

For the twelve months ended December 31, 2005

	Historical		Pro Forma
	Tessera Technologies, Inc. (R)	Digital (S)	Adjustments		Combined
Revenues:
Intellectual property revenues	$56,930	$—	$—		$56,930
Other intellectual property revenues	21,269	—	—		21,269
Products and services revenues	16,501	16,274	—		32,775

Total revenues	94,700	16,274	—		110,974

Operating expenses:
Cost of revenues	13,313	7,696	(939	)(M)	20,070
	—	—	(132	)(N)	(132)
	—	—	1,825	(O)	1,825
Research and development	7,013	4,751	(9	)(M)	11,755
Selling, general and administrative	27,557	3,454	(16	)(M)	30,995
Amortization of intangibles	—	—	1,135	(N)	1,135
Stock-based compensation	1,244	—	—		1,244

Total operating expenses	49,127	15,901	1,864		66,892

Operating income/(loss)	45,573	373	(1,864)		44,082
Other income/(expense), net	3,555	(233)	(1,820	)(P)	1,502

Income/(loss) before taxes	49,128	140	(3,684)		45,584
Income tax (benefit)	17,679	—	(1,492	)(Q)	16,187

Net income/(loss)	31,449	140	(2,192)		29,397

Basic and diluted net income per share attributable to common stockholders:
Net income (loss) per common share; basic	$0.71				$0.67

Net income (loss) per common share; diluted	$0.66				$0.62

Weighted average number of shares used in per share calculations; basic	44,003				44,003

Weighted average number of shares used in per share calculations; diluted	47,733				47,733

The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these financial statements.

1. Basis of Pro Forma Presentation

On July 18, 2006, Tessera Technologies, Inc. (“Tessera”), completed its acquisition of Digital Optics Corporation (“Digital Optics”), a Delaware Corporation, whereby Digital Optics became of wholly owned subsidiary of Tessera in a transaction accounted for using the purchase accounting method. The total estimated purchase price of approximately $60.5 million includes cash of $59.5 million, and estimated direct transaction costs of $1.0 million. Approximately $8 million of the merger consideration will be held in escrow and is subject to forfeiture to satisfy the indemnification obligations, if any, of the former equity holders of Digital Optics and as security for the purchase price.

The unaudited pro forma condensed combined balance sheet at June 30, 2006 is presented to give effect to Tessera’s acquisition of Digital Optics as if the transaction had been consummated on that date. The unaudited pro forma condensed combined balance sheet at June 30, 2006 has been prepared by combining the historical unaudited consolidated balance sheet data of Tessera and Digital Optics to give effect to Tessera’s acquisition of Digital Optics using the purchase method of accounting and apply the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statements of income of Tessera and Digital Optics for the year ended December 31, 2005 and the six-months ended June 30, 2006 are presented as if Tessera’s acquisition of Digital Optics had been consummated on January 1, 2005. The unaudited pro forma condensed combined statements of income of Tessera and Digital Optics for the year ended December 31, 2005 and the six-months ended June 30, 2006 have been prepared using the historical consolidated statements of income data of Tessera and Digital Optics for the year ended December 31, 2005 and the six-months ended June 30, 2006 and giving effect to Tessera’s acquisition of Digital Optics using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

2. Preliminary Purchase Price

On July 18, 2006 Tessera completed its acquisition of Digital Optics. Under the terms of the Agreement and Plan of Merger (“Merger Agreement”), Tessera paid approximately $59.5 million in cash.

The preliminary estimated purchase price of the acquisition is estimated to be approximately $60.5 million, which has been determined as follows:

(in thousands)
Cash	$59,500
Estimated direct transaction costs	1,000

Total preliminary estimated purchase price	$60,500

Under the purchase method of accounting, the total purchase price as shown in the table above is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price was allocated using the information currently available, and management may adjust the preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates. The purchase price allocation will be finalized in fiscal 2006.

	Amount	Annualized First Year Amortization	Estimated Useful Life
Net Tangible Assets	$26,772		N/A
Identified intangible assets
Existing technology	7,500	1,232	5-7 years
Patents/core technology	5,200	593	7-10 years
Customer contracts and related relationships	3,300	825	4 years
Trade Name/Trademark	3,100	310	10 years
Goodwill	14,628	N/A	N/A

Total preliminary purchase price	60,500	2,960

A preliminary estimate of $26.8 million has been allocated to net tangible assets acquired. This estimate reflects adjustments of certain Digital Optics assets to fair value. A preliminary estimate of $19.1 million has been allocated to amortizable intangible assets acquired. The depreciation and amortization related to the fair value adjustments to net tangible assets and the amortization related to the amortizable intangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of income.

Identified intangible assets

Existing Technology—Approximately $7.5 million has been allocated to Existing Technology which relates to Digital Optics’ products across all of their product lines which have reached technological feasibility. The fair value of these assets will be amortized on a straight line basis over an estimated useful life of 5-7 years.

Patents and core technology—Approximately $5.2 million has been allocated to Patents/Core Technology which represent the combination of Digital Optics’ processes, patents and trade secrets developed through years of experience in design and development of their products. The fair value of these assets will be amortized on a straight line basis over an estimated useful life 7-10 years.

Customer contracts and related relationships—Approximately $3.3 million has been allocated to Customer Contacts and Related Relationships which represents existing contracts that relate primarily to underlying customer relationships. The fair value of these assets will be amortized on a straight-line basis over an estimated useful life of 4 years.

Trade name and trademark—Approximately $3.1 million has been allocated to Trade Name/Trademark which relates to the Digital Optics trade name. The fair value of these assets will be amortized on a straight-line basis over an estimated useful life of 10 years.

Goodwill—Approximately $14.6 million has been allocated to goodwill which represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with the SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

3. Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the acquisition was completed on June 30, 2006 for balance sheet purposes and on January 1, 2004 for statements of income purposes and reflect the following pro forma adjustments:

(A) Information is from the Tessera Technologies, Inc. June 30, 2006 Form 10-Q

(B) Information is from the Digital Optics June 30, 2006 Unaudited Interim Financial Statements

(C) To record payment of $59.5 million in cash

(D) To eliminate Digital Optics’ historic inventory

(E) To record inventory at estimated fair value

(F) To eliminate Digital Optics’ historic property and equipment

(G) To record property and equipment at estimated fair value.

(H) To eliminate Digital Optics’ historic intangible assets

(I) To record acquired intangible assets of $19.1 million.

(J) To record goodwill of $14.6 million

(K) To record estimated direct transaction costs incurred by Tessera.

(L) To eliminate Digital Optics stockholders’ equity

(M) To record adjustment to depreciation expense on property and equipment as a result of adjustment to fair value and estimated remaining useful life

(N) To eliminate Digital Optics’ historic amortization related to patents and other intangible assets

(O) To record amortization of the intangible assets resulting from the acquisition.

(P) To estimate the decrease in interest income for cash used in the acquisition. The acquisition was paid in cash. This pro forma adjustment reflects a reduction in interest income that the Company would have earned on the $59.5 million since January 1, 2005, the assumed acquisition date. The average interest rate for the year ended December 31, 2005 and 6 months ended June 30, 2006 were approximately 3.1% and 4.4% respectively. The average interest rates are computed using reported interest income for the periods, divided by average cash balances for the same period.

(Q) To record the income tax impact on pro forma adjustment at the statutory tax rate. The income tax effects of the pro forma adjustments assume an effective income tax rate of 40.75%.

(R) Information is from the Tessera Technologies, Inc. December 31, 2005 Form 10-K

(S) Information is from the Digital Optics December 31, 2005 financial statements.

4. Unaudited Pro Forma Combined Net Income Per Share

Shares used to calculate unaudited pro forma net income per basic share and unaudited pro forma net income per diluted share are equal to Tessera’s historical shares plus Digital Optics historical shares multiplied by the exchange ratio as defined in the Agreement and Plan of Merger